UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201

(Address of principal executive offices)

(214) 999-7552

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2021 (the “Closing Date”), MoneyGram International, Inc. (the “Company” or the “Issuer”) (i) completed its previously announced private offering of $415 million aggregate principal amount of 5.375% senior secured notes due 2026 (the “notes”) and related guarantees (as defined herein) (the “notes offering”) and (ii) entered into a new credit agreement (the “New Credit Agreement”) with the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

The New Credit Agreement provides for (i) a senior secured five-year term loan in an aggregate principal amount of $400 million (the “Term Loan”) and (ii) a senior secured four-year revolving credit facility that may be used for revolving credit loans, swingline loans and letters of credit up to an initial aggregate principal amount of $32.5 million (the “Revolving Credit Facility” and, together with the Term Loan, the “New Credit Facilities”).

The proceeds from the notes offering, together with borrowings under the Term Loan, were used to prepay the full amount of outstanding indebtedness under the Company’s First Lien Credit Agreement, dated June 26, 2019, with Bank of America, N.A. as administrative agent and the lender parties thereto, as amended (the “First Lien Credit Agreement”), and under the Company’s Second Lien Credit Agreement, dated as of June 26, 2019, with Bank of America, N.A. as administrative agent, and the lender and other agents parties thereto (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Existing Credit Facilities”), and to pay related accrued interest, fees and expenses. Simultaneous with the prepayment, the Existing Credit Facilities were terminated.

5.375% Senior Secured Notes due 2026

On the Closing Date, the Company completed the notes offering. The notes are unconditionally guaranteed, jointly and severally, on a senior secured basis (collectively, the “guarantees”), initially by the Company’s subsidiaries that guarantee borrowings under the New Credit Agreement, and by certain future wholly owned domestic subsidiaries (the “guarantors”). The notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Indenture

The terms of the notes and related guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, the guarantors, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “trustee”) and as collateral agent (in such capacity, the “notes collateral agent”). Capitalized terms used but not defined in this section have the meanings assigned to such terms in the Indenture.

Interest and Maturity. The notes mature on August 1, 2026. Interest on the notes accrues at a rate of 5.375% per annum and is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2022.

Guarantees and Security. The Issuer’s obligations under the notes are unconditionally guaranteed, jointly and severally, on a senior secured basis by each existing and future wholly owned domestic subsidiary that guarantees obligations under the New Credit Agreement.

The notes and the guarantees are secured, on an equal and ratable, first-priority basis with obligations under the New Credit Agreement, as well as any future additional First-Priority Obligations, by liens on substantially all of the assets of the Issuer and the guarantors, subject to certain exceptions and the terms of the Intercreditor Agreement (as defined herein) between the collateral agent under the New Credit Agreement and the trustee as the notes collateral agent under the Indenture. The Intercreditor Agreement (the “Intercreditor Agreement”), dated as of the Closing Date, was entered into by and between Bank of America, N.A., as the credit facility agent, and Wells Fargo, National Association, as the initial other authorized representative, and as consented to by the guarantors thereto. The Intercreditor Agreement governs the relative rights (including with respect to remedies) with respect to (i) the collateral of the collateral agent under the New Credit Agreement on behalf of the administrative agent, the lenders and the other secured parties thereunder, (ii) the notes collateral agent on behalf of the trustee and the holders of the notes, and (iii) the holders of any other first-priority obligations, and certain other matters relating to the administration of security interests. The Intercreditor Agreement provides for equal and ratable sharing of liens on the collateral by the lenders under the New Credit Agreement, the holders of the notes and holders of any other first-priority obligations from time to time.

Ranking. The notes and related guarantees are general senior secured obligations of the Issuer and the guarantors, respectively, and are (i) pari passu in right of payment with any existing and future senior indebtedness (including indebtedness under the New Credit Agreement) of the Issuer and each guarantor, (ii) senior in right of payment to any future subordinated indebtedness of the Issuer and each guarantor, (iii) secured by liens, on an equal and ratable, first-priority basis with the other First-Priority Obligations (subject to the Intercreditor Agreement and Permitted Collateral Liens), including the obligations under the New Credit Agreement, (iv) effectively senior to any existing and future unsecured indebtedness of the Issuer and each guarantor, to the extent of the value of such assets, (v) effectively subordinated to any existing and future indebtedness of the Issuer that is secured by Liens on assets that do not constitute a part of the Collateral, to the extent of the value of such assets, and (vi) structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables and preferred stock) of any of the Issuer’s and guarantors’ subsidiaries that are not guarantors, other than indebtedness and liabilities owed to the Issuer or a guarantor.

Covenants. The Indenture contains covenants limiting the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur or guarantee additional debt or issue disqualified stock or certain preferred stock; create or incur liens; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Restricted Subsidiaries to pay dividends to the Company or make other intercompany transfers; transfer or sell assets; merge or consolidate, and; enter into certain transactions with affiliates. These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. In addition, most of these covenants will be suspended in the event and for as long as the notes have investment grade ratings.

Events of Default. The Indenture provides for certain events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the trustee or the holders of at least 30% in principal amount of the then outstanding notes may declare the principal of and accrued but unpaid interest on all of the notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase. At any time and from time to time prior to August 1, 2023, the Issuer may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date, plus a “make-whole” premium. At any time and from time to time on or after August 1, 2023, the Issuer may redeem some or all of the notes at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. At any time prior to August 1, 2023, the Issuer may redeem, on one or more occasions, up to 40% of the aggregate principal amount of the notes in an amount not greater than the proceeds of certain equity offerings, at a redemption price equal to 105.375% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

Offer to Repurchase. If the Company experiences a Change of Control, it may be required to offer to repurchase the notes at a purchase price equal to 101% of their principal amount plus any accrued and unpaid interest, up to, but excluding, the repurchase date. In certain circumstances, the Issuer must use certain of the proceeds from a sale of assets to make an offer to repurchase notes at a purchase price equal to 100% of their principal amount, plus any accrued and unpaid interest, up to, but excluding, the repurchase date.

No Registration Rights or Listing. The notes and related guarantees do not have the benefit of any registration rights. The notes have not been and will not be listed on any securities exchange.

The foregoing descriptions of the Indenture, the notes and related guarantees do not purport to be complete and are qualified in their entirety by reference to the Indenture and form of note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

New Credit Agreement

On the Closing Date, the Company, as borrower, entered into the New Credit Agreement. Capitalized terms used but not defined in this section have the meanings assigned to such terms in the New Credit Agreement. The New Credit Agreement provides for a four-year Revolving Credit Facility and a five-year Term Loan, as described above.

The net proceeds of the Term Loan were used, together with net proceeds received from the notes offering, to prepay the full amount of indebtedness outstanding under the Existing Credit Facilities, and to pay certain costs, fees and expenses relating to the New Credit Agreement and the notes offering. Any borrowings under the Revolving Credit Facility may be used for general corporate purposes.

The Revolving Credit Facility and the Term Loan each permits both base rate borrowings and LIBOR borrowings, in each case plus a spread above the base rate or LIBOR rate, as applicable. With respect to the Revolving Credit Facility, the spread for base rate loans is either 3.25% or 3.00% per annum depending on the Company’s total net leverage ratio, and the spread for LIBOR rate loans is either 4.25% or 4.00% per annum depending on the Company’s total net leverage ratio. The interest rate spread applicable to loans under the Term Loan is 3.25% per annum for base rate loans and 4.25% for LIBOR rate loans. For purposes of the Term Loan, the LIBOR rate is subject to a 0.50% per annum floor and for purposes of the Revolving Credit Facility the LIBOR rate is subject to a 0.0% floor.

The Company is permitted to make voluntary prepayments of the loans under the Revolving Credit Facility from time to time and amounts repaid may, subject to compliance with the conditions to borrowing set forth in the New Credit Agreement, be re-borrowed. The Company is permitted to make voluntary prepayments of the loans under the Term Loan from time to time, subject to a prepayment fee for certain prepayments made within six months of the Closing Date, as set forth in the New Credit Agreement. Amounts prepaid under the Term Loan may not be reborrowed.

The Term Loan is subject to quarterly amortization of principal in equal installments, with 1% per annum of the initial aggregate term loans payable in equal quarterly installments commencing at the end of the first full fiscal quarter occurring after the closing date of the New Credit Agreement with the remaining unpaid principal amount due on the maturity date of the Term Loan.

The New Credit Facilities are secured on an equal and ratable, first-priority basis (subject to certain exceptions and intercreditor arrangements) with other first-priority obligations, including the obligations under the notes, by substantially all of the assets of the Company and its wholly owned material domestic subsidiaries that guarantee the obligations of the Company under the New Credit Facilities (other than certain categories of excluded assets as described in the New Credit Agreement).

The New Credit Agreement contains certain representations and warranties, certain events of default and certain negative covenants, including, without limitation, limitations on liens, asset sales, consolidations and mergers, acquisitions, investments, indebtedness, transactions with affiliates and payment of dividends. The New Credit Agreement requires the Company and its consolidated subsidiaries to, (i) solely with respect to the Revolving Credit Facility, (A) maintain a minimum interest coverage ratio of not less than 2.15 to 1.00, (B) not permit their settlement assets to be less than their payment service obligations at any time and (C) maintain a total net leverage ratio that does not exceed 4.75 to 1.00, and (ii) solely with respect to the Term Loan, maintain a total net leverage ratio that does not exceed 5.00 to 1.00.

The Company is entitled, subject to satisfaction of a maximum pro forma total net leverage ratio of 5.00:1.00 and other customary conditions set forth in the New Credit Agreement, on one or more occasions, to incur additional term loans or to increase the size of the Revolving Credit Facility in an aggregate principal amount for all such incremental term loans and additional revolving commitments not to exceed $250 million. Only $25 million of such $250 million limit may be utilized for increases to the size of the Revolving Credit Facility.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the issuance of the notes and entry into the New Credit Agreement, on the Closing Date, the Company terminated its Existing Credit Facilities. As of the Closing Date, the Company had $632 million in outstanding borrowings under its first lien term credit facility pursuant to the First Lien Credit Agreement, and $155 million in outstanding borrowings under the Second Lien Credit Agreement. The Company used the net proceeds from the notes offering and borrowings under the Term Loan to prepay the full amount of indebtedness under its Existing Credit Facilities, and to pay related accrued and unpaid interest, fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 21, 2021, the Company issued a press release announcing the closing of the notes offering and the entry into the New Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1¥	Indenture, dated as of July 21, 2021, by and among MoneyGram International, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and notes collateral agent.

4.2	Form of 5.375% Senior Secured Notes due 2026 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

10.1¥	New Credit Agreement, dated as of July 21, 2021, by and between the Company, as borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

99.1	MoneyGram International, Inc. press release dated July 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

¥

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

Date: July 26, 2021	By:	/s/ ROBERT L. VILLASEÑOR
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer